                                                                    EXHIBIT 2.1









                            STOCK PURCHASE AGREEMENT

                                     among

                                 E2ENET, INC.,

                        NORTHWOOD CAPITAL PARTNERS LLC,

                            NORTHWOOD VENTURES LLC,

                              JONATHAN J. LEDECKY

                                      and

                           BUYLINE.NET, INCORPORATED


                           Dated as of April 26, 2000

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS
         1.1    Definitions.......................................................................................1
                -----------
         1.2    Interpretation....................................................................................4
                --------------
         1.3    Accounting Terms..................................................................................5
                ----------------

ARTICLE II PURCHASE AND SALE OF SHARES
         2.1    Purchase and Sale of Shares.......................................................................5
                ---------------------------
         2.2    The Closing.......................................................................................5
                -----------

ARTICLE III CONDITIONS PRECEDENT TO THE INVESTORS' OBLIGATION TO
            CLOSE
         3.1    Documentation at Closing..........................................................................6
                ------------------------
         3.2    E2E Merger........................................................................................7
                ----------

ARTICLE IV CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO
           CLOSE
         4.1    Documentation at Closing..........................................................................7
                ------------------------

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
         5.1    Organization......................................................................................8
                ------------
         5.2    Authority.........................................................................................8
                ---------
         5.3    Consents and Approvals............................................................................8
                ----------------------
         5.4    No Conflict or Violation..........................................................................8
                ------------------------
         5.5    Litigation........................................................................................9
                ----------
         5.6    Certain Fees......................................................................................9
                ------------
         5.7    Investment Representation.........................................................................9
                -------------------------

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         6.1    Organization.....................................................................................10
                ------------
         6.2    Authority........................................................................................10
                ---------
         6.3    Capitalization of the Company and Status of Capital Stock........................................11
                ---------------------------------------------------------
         6.4    Consents and Approvals...........................................................................11
                ----------------------
         6.5    No Conflict or Violation.........................................................................11
                ------------------------
         6.6    Taxes............................................................................................12
                -----
         6.7    Financial Statements.............................................................................13
                --------------------
         6.8    Litigation.......................................................................................13
                ----------
         6.9    Legal Compliance.................................................................................13
                ----------------
         6.10   ERISA............................................................................................13
                -----
         6.11   Labor Matters....................................................................................14
                -------------
         6.12   Contracts........................................................................................14
                ---------
         6.13   Absence of Undisclosed Liabilities...............................................................15
                ----------------------------------
         6.14   Business Plan....................................................................................15
                -------------


         6.15  Certain Fees......................................................................................16
               ------------
         6.16  Books and Records.................................................................................16
               -----------------
         6.17  Investments in Other Persons......................................................................16
               ----------------------------
         6.18  Related-Party Transactions and Certain Actions....................................................16
               ----------------------------------------------
         6.19  Patents and Trademarks............................................................................17
               ----------------------
         6.20  Proprietary Information and Inventions Agreements.................................................17
               -------------------------------------------------
         6.21  Disclosure........................................................................................17
               ----------

ARTICLE VII ARTICLE VII INDEMNIFICATION
         7.1   Indemnification...................................................................................18
               ---------------

ARTICLE VIII MISCELLANEOUS
         8.1   Severability......................................................................................19
               ------------
         8.2   Survival of Representations and Warranties........................................................19
               ------------------------------------------
         8.3   Entire Agreement; Amendments......................................................................19
               ----------------------------
         8.4   Notices...........................................................................................19
               -------
         8.5   Waivers...........................................................................................21
               -------
         8.6   Headings..........................................................................................21
               --------
         8.7   Successors and Assignees..........................................................................21
               ------------------------
         8.8   No Third Party Beneficiaries......................................................................21
               ----------------------------
         8.9   Counterparts......................................................................................22
               ------------
         8.10  Governing Law.....................................................................................22
               -------------
         8.11  Dispute Resolution................................................................................22
               ------------------
         8.12  Drafting..........................................................................................23
               --------
         8.13  Waiver of Jury Trial..............................................................................23
               --------------------
         8.14  Expenses..........................................................................................23
               --------
         8.15  Further Assurances................................................................................23
               ------------------
         8.16  Disclosure to Other Persons.......................................................................23
               ---------------------------

                                   SCHEDULES

Schedule 6.12(a)                            Contracts

Schedule 6.18                               Related Party Transactions

Schedule 6.19                               Patents and Trademarks

Schedule 6.20                               Proprietary Information and Inventions Agreements


                                    EXHIBITS

Exhibit A                                   Form of Bill of Sale and Assignment Agreement

Exhibit B                                   Form of Noncompetition Agreement

Exhibit C                                   Form of Amended and Restated Stockholder Agreement

Exhibit D                                   Form of Voting Agreement

Exhibit E                                   Form of Registration Agreement

Exhibit F                                   Form of Promissory Note

Exhibit G                                   Form of Stock Pledge Agreement

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 26th day of April, 2000, by and among BUYLINE.NET, INCORPORATED, a Delaware corporation (the "Company"), E2ENET, INC., a Delaware corporation ("E2E"), NORTHWOOD CAPITAL PARTNERS LLC, a New York limited liability company ("Northwood Capital"), NORTHWOOD VENTURES LLC, a New York limited liability company ("Northwood Ventures" and, together with Northwood Capital, "Northwood"), and JONATHAN J. LEDECKY ("Ledecky" and, collectively with E2E and Northwood, the "Investors" and, individually, an "Investor") (each of the foregoing, individually, a "Party" and, collectively, the "Parties").

                                  WITNESSETH:

         WHEREAS, the Company desires to sell to each of E2E, Northwood Capital, Northwood Ventures and Ledecky, and each of E2E, Northwood Capital, Northwood Ventures and Ledecky desires to purchase from the Company, Company Shares (as defined herein), upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AAA" shall have the meaning given to it in Section 8.11(a).

         "Action or Proceeding" means any action, suit, arbitration, proceeding or Government Entity investigation or audit.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Stock Purchase Agreement, as from time to time amended and in effect between the Parties, including all schedules and exhibits hereto.

         "Board" means the Board of Directors of the Company.

         "Books and Records" means all titles, documents, instruments, papers, books and records relating to the business and operations of any Party, including financial statements, tax returns and related workpapers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates, corporate books, stock transfer ledgers, contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of Washington, D.C.

         "Capital Lease" means any lease of property (real, personal or mixed) which, in accordance with GAAP, is required to be capitalized on the lessee's balance sheet.

         "Closing" has the meaning given to it in Section 2.2.

         "Common Stock" means (a) the Company's common stock, with a par value of $0.00001 per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of the Company, and (c) any other securities into which or for which any of the securities described in (a) or (b) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" has the meaning set forth in the introduction hereof.

         "Company Shares" means shares of the Company's common stock, par value $0.00001 per share, to be sold and purchased pursuant to Section 2.1.

         "Contracts" has the meaning given to it in Section 6.12(a).

         "GAAP" shall mean the generally accepted accounting principles of the United States consistently applied.

         "Government Entity" means any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority.

         "Indebtedness" means all obligations, contingent and otherwise which should, in accordance with GAAP, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (a) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) the present value of any Capital Leases.

         "Investment Documents" shall mean this Agreement, the Bill of Sale, the Noncompetition Agreement, the Stockholder Agreement, the Voting Agreement, the Registration Agreement, the Note and the Stock Pledge.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law in the United States, or any state, province, county, municipality or other political subdivision thereof.

         "Liabilities" means all Indebtedness, obligations, and other liabilities of a Person, including any impairment of any asset (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates, approvals, registrations, franchises and similar consents granted or issued by a Government Entity or any other Person.

         "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by applicable securities Laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets), any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar document with any pertinent public or private registry.

         "Order" means any writ, judgment, decree, injunction or similar order of any Government Entity (in each case whether preliminary or final).

         "Organizational Documents" means with respect to any Person, articles of incorporation, certificates of incorporation, by-laws, partnership agreement, articles of association, joint venture or other agreement, instrument or document, individually or collectively, pursuant to which such Person is established or organized, and that governs the internal affairs of such Person, as such documents may be amended from time to time.

         "Party" has the meaning set forth in the introduction hereof.

         "Person" means and includes any individual, partnership, joint venture, corporation, trust, limited liability company, joint stock company, unincorporated organization, Government Entity or any political subdivision or agency thereof, or any other entity.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act) thereunder, all as the same shall be in effect at the time.

         "Subsidiary" or "Subsidiaries" means (a) any entity more than fifty percent (50%) of whose capital stock of any class or classes having by the terms thereof ordinary voting power to elect directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by any one or more members and (b) any partnership, association, joint venture or other entity in which any one or more of its members has more than a fifty percent (50%) equity interest at the time.

         "Tax Return" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

         "Taxes" means (a) any and all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, add-on minimum, ad valorem, advances, gross receipts, transfer, excise, property, sales, use, value-added, License, payroll, employment, severance, pay as you earn, withholding on amounts paid by or to the relevant party, social security and franchise or other governmental taxes or charges, imposed by the United States or by any other nation, state, province, county, local or foreign government or by any subdivision or agency of the foregoing; and such term shall include any interest (punitive or otherwise), penalties or additions to tax related or attributable to such taxes; and (b) Liability for the payment of any amounts of the type described in (a) as a result of any obligation to indemnify any other Person.

         1.2 Interpretation. Unless otherwise expressly provided herein (a) defined terms in the singular include the plural and vice versa, and the masculine, feminine and neuter gender include all genders; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the words "include," "includes," and "including" mean include, includes and including "without limitation" and "without limitation by specification"; (d) references to any Person shall be construed as a reference to such Person and any permitted successors or assigns of such Person; (e) references to "consent" shall mean prior consent evidenced in writing; (f) terms such as "satisfactory to ______," "acceptable to _________," "in such manner as ______ may determine," " to ______'s satisfaction," and phrases of similar import authorize and permit such Party to approve, disapprove, act or decline to act, unless otherwise specified herein, in its reasonable discretion without unreasonable delay or condition; and (g) references to Sections refer to Sections of this Agreement.

         1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP.

                                   ARTICLE II
                          PURCHASE AND SALE OF SHARES

         2.1 Purchase and Sale of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, duly issued, fully paid, and non-assessable Company Shares as follows (it being understood and agreed that the obligations of each Investor to purchase Company Shares are several and not joint):

              (a) The Company agrees to issue and sell to Northwood Ventures, and Northwood Ventures agrees to purchase from the Company, 3,105,000 Company Shares for an aggregate purchase price of Four Hundred Thousand Dollars ($450,000);

              (b) The Company agrees to issue and sell to Northwood Capital, and Northwood Capital agrees to purchase from the Company, 345,000 Company Shares for an aggregate purchase price of One Hundred Thousand Dollars ($50,000);

              (c) The Company agrees to issue and sell to Ledecky, and Ledecky agrees to purchase from the Company, 1,725,000 Company Shares for an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000); and

              (d) The Company agrees to issue and sell to E2E, and E2E agrees to purchase from the Company, 20,700,005 Company Shares for an aggregate purchase price consisting of: (i) $645,838.89 in cash; (ii) the cancellation by E2E and U.S. Technologies Inc. ("USXX") of all indebtedness owed by the Company to E2E and USXX under the promissory notes outstanding on the date hereof (the "Notes"); and (iii) the Company's acknowledgment hereby of having received, as a capital contribution by E2E to the Company, certain in-kind services.

         2.2 The Closing. Such purchase and sale shall take place at a closing ("Closing") to be held at the offices of Fleischman and Walsh, L.L.P., counsel to E2E, at 10:00 a.m., local time, on the date hereof (the "Closing Date"). At the Closing: (i) the Company will issue to each Investor a certificate evidencing such Investor's Company Shares, registered in the name of each Investor; (ii) each of the Investors will pay their respective cash purchase prices to the Company in immediately available funds by wire transfer to an account or accounts designated by the

Company prior to the Closing, and (iii) E2E will deliver the Notes, marked canceled, to the Company.

                                  ARTICLE III
           CONDITIONS PRECEDENT TO THE INVESTORS' OBLIGATION TO CLOSE

         The obligations of the Investors to purchase their respective Company Shares is subject to the satisfaction of each of the following conditions, all or any of which may be waived in writing by the Investors:

         3.1 Documentation at Closing. Each of the Investors shall have received prior to or at the Closing all of the following, each in form and substance reasonably satisfactory to them and their respective counsel:

              (a) Stock certificates, duly executed by the Company, representing their respective Company Shares.

              (b) Certified copies of the resolutions of the Board of Directors evidencing (to the extent legally required prior to the Closing) approval of:
(i) this Agreement, and (ii) all other matters contemplated hereby.

              (c) The opinion of O'Neill, Bragg & Staffin, P.C., special counsel for the Company, in form and scope reasonably acceptable to the Investors and their respective counsel.

              (d) A duly executed copy of the Bill of Sale and Assignment Agreement substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

              (e) A duly executed copy of the Noncompetition Agreement substantially in the form attached hereto as Exhibit B (the "Noncompetition Agreement").

              (f) A duly executed copy of the Amended and Restated Stockholder Agreement substantially in the form attached hereto as Exhibit C (the "Stockholder Agreement").

              (g) A duly executed copy of the Voting Agreement substantially in the form attached hereto as Exhibit D (the "Voting Agreement").

              (h) A duly executed copy of the Registration Rights Agreement substantially in the form attached hereto as Exhibit E (the "Registration Agreement").

              (i) Such other documents referenced in or relating to the transactions contemplated hereby as the Investors or their special counsel may reasonably request.

         3.2 E2E Merger. The Stock Exchange Agreement, dated as of February 21, 2000, among USXX, E2E and the E2E Stockholders (as defined therein), including, without limitation, the capital infusion in USXX contemplated by Section 4.5 therein, shall have been consummated.


                                   ARTICLE IV
           CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE

         The obligation of the Company to issue Company Shares to the Investors at the Closing is subject to the satisfaction of each of the following conditions, all or any of which may be waived in writing by the Company:

         4.1 Documentation at Closing. The Company shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Company and its special counsel:

              (a) A duly executed copy of the Stockholder Agreement.

              (b) A duly executed copy of the Promissory Note substantially in the form attached hereto as Exhibit F (the "Note").

              (c) A duly executed copy of the Stock Pledge Agreement substantially in the form attached hereto as Exhibit G (the "Stock Pledge").

              (d) Such other documents referenced in or relating to the transactions contemplated hereby as the Company or its special counsel may reasonably request.

           ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors, as to itself, hereby represents and warrants that:

         5.1 Organization. Each Investor that is not an individual is duly organized, validly existing and in good standing under the laws of its respective state of organization.

         5.2 Authority. It has the power and authority, and in the case of any Investor who is an individual the legal capacity, to enter into the Investment Documents to which it is a party, and to carry out its respective obligations hereunder and thereunder. The execution, delivery and performance of the Investment Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary internal proceedings on the part of each Investor (other than Ledecky). The Investment Documents to which it is a party have been duly and validly executed and delivered by it and (assuming this Agreement and the other Investment Documents constitute valid and binding obligations of the Company and the other Investors) constitute valid and binding agreements of it, enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

         5.3 Consents and Approvals. No filing with, and no License of, any Government Entity is necessary for the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         5.4 No Conflict or Violation. The execution, delivery and performance by each Investor of this Agreement and the other Investment Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, the fulfillment of the terms hereof and thereof, and the compliance with any of the provisions hereof and thereof:

              (a) if such Investor is not an individual, will not conflict with or result in a breach or violation of its Organizational Documents;

              (b) will not conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security instrument, indenture, lease, License, Contract, plan or other instrument or obligation to which it is a party or by which it or any of its respective properties or assets may be bound or affected, or result in the creation or imposition of any material Lien on any of the assets or properties of it pursuant to (i) any Law to which it or any of its property is subject, or (ii) any Order to which it is bound or any of its respective property is subject;

              (c) do not require the consent, approval or authorization of, or registration or filing with, any Person; and

              (d) will not violate any Order or Law applicable to it or any of its properties or assets.

         5.5 Litigation. There is no claim, Action or Proceeding (whether at law or equity, before or by any Government Entity or before any arbitrator) pending, or to the knowledge of the Investor, threatened, the outcome of which would in any manner impair the ability of the Investor to perform its obligations under the Investment Documents to which it is a party.

         5.6 Certain Fees. Each Investor has not entered into, nor will it enter into, during the term of this Agreement, any agreement, arrangement or understanding with any Person that will result in the obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         5.7    Investment Representation.

              (a) Each Investor acknowledges that the Company Shares are not registered under the securities laws of any jurisdiction and that it is acquiring the Company Shares for its own account, and not as nominee or agent.

              (b) The Company Shares are being and will be acquired by the Investor for the purpose of investment and not with a view to distribution or resale thereof, subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of the Investor shall at all times be within its control.

              (c) Each Investor hereby acknowledges that the Company Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel) shall bear a legend substantially in the following form (in addition to any other legend required by the Investment Documents):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF LEGAL COUNSEL (REASONABLY SATISFACTORY TO BUYLINE.NET, INCORPORATED AND ITS LEGAL COUNSEL) THAT SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

              (d) Each Investor represents and warrants to the Company that (i) at the time it was offered the Company Shares, it was, and (ii) at the date hereof, it is an "accredited investor" as defined in Regulation D under the Securities Act.

         The acquisition at Closing by each Investor of the Company Shares shall constitute a confirmation by it of each of the foregoing representations and warranties.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants that:

         6.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (a) has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as it is now being conducted and presently proposed to be conducted, (b) is in compliance in all material respects with all Laws applicable to it or its business, including but not limited to any tax Laws, and (c) has obtained and maintained all Licenses required to conduct its business as it is currently being conducted and presently proposed to be conducted. The Company is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. True, complete and correct copies of the Organizational Documents of the Company presently in effect have been delivered to the Investors. The Company is not in violation of its Organizational Documents.

         6.2 Authority. It has the power and authority to enter into the Investment Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Investment Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary internal proceedings of the Company. The Investment Documents to which the Company is a party have been duly and validly executed and delivered by it and (assuming the Investment Documents constitute valid and binding obligations of the parties thereto other than the Company) constitute valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

         6.3 Capitalization of the Company and Status of Capital Stock. (a) As of the date hereof, the Company has a total authorized capitalization consisting of 150,000,000 shares of common stock, par value $0.00001 per share, of which 13,800,000 shares will be issued and outstanding immediately prior to the issuance of the Company Shares. All of such shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. As of the Closing Date, all of the Company Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens.

              (b) Except for the Company Shares or as contemplated by the Letter Agreement, dated as of February 28, 2000, by U.S. Technologies Inc. to Michael Deale, as of the Closing, there will be no options, warrants or rights (including conversion rights) to purchase shares of capital stock or other securities of the Company issued or outstanding, nor will the Company be obligated in any other manner to issue shares of its capital stock or other securities. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Except as set forth in this Agreement, no holder of any security of the Company is entitled to rights of refusal or preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. Except for the Stockholders Agreement and the Voting Agreement, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

              (c) The Company does not have any Subsidiaries nor does it presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity or similar interest, in any Person, nor, directly or indirectly, is a participant in any joint venture, partnership or other noncorporate entity.

              (d) Except as provided in the Registration Agreement, the Company is not presently under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be subsequently issued.

         6.4 Consents and Approvals. No filing with, and no License of, any Government Entity is necessary for the execution, delivery and performance by the Company of the Investment Documents to which it is a party or the other documents contemplated hereby.

         6.5 No Conflict or Violation. The execution, delivery and performance by the Company of the Investment Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, the fulfillment of the terms hereof and thereof, and the compliance with any of the provisions hereof and thereof:

              (a) will not conflict with or result in a breach or violation of the Organizational Documents of the Company;

              (b) will not conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security instrument, indenture, lease, License, Contract, plan or other instrument or obligation to which it is a party or by which it or its properties or assets may be bound or affected, or result in the creation or imposition of any material Lien on any of the assets or properties of it pursuant to (i) any Law to which it or any of its property is subject, or
(ii) any Order to which it is bound or any of its respective property is subject;

              (c) do not require the consent, approval or authorization of, or registration or filing with, any Person; and

              (d) will not violate any Order or Law applicable to it or any of its properties or assets.

         6.6    Taxes.

              (a) The Company has (i) duly filed (or has had filed on its behalf) with the appropriate Government Entities all Tax Returns required to be filed by it, all of which Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full all Taxes owed by it whether or not shown on any Tax Return;

              (b) The Company has withheld and paid to the proper Government Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

              (c) No Actions or Proceedings, or other administrative or court claims are pending, or to the Company's knowledge, threatened, with regard to any Taxes or Tax Returns of the Company;

              (d) The income Tax Returns of the Company required to be filed as of the date hereof have been filed with the appropriate Government Entities, and no deficiencies have been asserted as a result of any such filings that have not been resolved and fully paid; the Company has not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment, collection or payment of any Taxes for which the Company may be liable;

              (e) There are no Liens outstanding against any assets, properties or businesses of the Company which arise from or are otherwise related to Taxes or Tax Returns, other than Liens securing Taxes which are not yet due and payable or which are being contested in good faith;

              (f) True, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1999 have been made available to the Investors for review; and

              (g) The Company is not a party to any Tax sharing, Tax indemnity or other agreement or arrangement relating to Taxes with any Person.

         6.7 Financial Statements. The Company has made available to each Investor true, correct and complete copies of its audited financial statements for the six-month period ending June 30, 1999, including therein a balance sheet of the Company as of June 30, 1999 and statements of income and of shareholders' equity and of cash flows of the Company for the six-month period ending June 30, 1999, together with all schedules and notes thereto, and its unaudited financial statements for the period ending December 31, 1999, including therein a balance sheet of the Company as of December 31, 1999 and statements of income and of shareholders' equity and of cash flows of the Company for the period ending December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements fairly present, or will fairly present, in conformity with GAAP, applied on a consistent basis in accordance with past practice (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         6.8 Litigation. There is no claim, Action or Proceeding (whether at law or equity, before or by any Government Entity or before any arbitrator) pending, or to the knowledge of the

Company, threatened, against or affecting the Company or any of its assets or properties that would have a material adverse effect upon the Company. There are no Orders, stipulations or awards (whether rendered by a Government Entity or by arbitration) against the Company or any of its properties, assets or businesses.

          6.9 Legal Compliance. The Company has conducted its operations in compliance in all material respects with all applicable Laws. The Company has not received any written complaint or notice from any Government Entity alleging that it has violated any Order or Law and, to the Company's knowledge, no such complaint or notice is threatened.

         6.10 ERISA. The Company does not maintain or have any obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under: (i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or as required under applicable state law; (ii) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated; (iv) any employee plan which is tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated; or (v) any other plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this Section 6.10, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the Code.

         6.11   Labor Matters.

              (a) The Company is not engaged in any unfair labor practices as defined in any applicable Law, and the Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, including, without limitation, terms and conditions of employment, wages, employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, hours of work and occupational safety and health requirements.

              (b) There is no unfair labor practice, charge or complaint brought by any employee pending, or to the knowledge of the Company, threatened, against the Company and, to the Company's knowledge, there is no basis for any such charge, complaint or grievance.

              (c) There is no labor strike, lock-out, slow-down, employment-related arbitration or work stoppage pending, or to the Company's knowledge, threatened, against the Company, nor have there been any such actions or threats since the Company's formation.

              (d) The Company has not experienced any significant work stoppage or been a party to any Action or Proceeding for the past three (3) years.

              (e) All Persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of Law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 or other comparable reports when required to do so.

              (f) There is no charge or compliance proceeding actually pending, or to the Company's knowledge, threatened, against it before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices.

         6.12   Contracts.

              (a) Schedule 6.12(a) lists or describes: (i) all unexpired written or oral contracts, leases, agreements, arrangements, commitments, instruments or understandings (collectively, "Contracts") that restrict the Company from engaging in any business activity; (ii) all barter Contracts with any Person; (iii) all Contracts of every nature to which the Company is a party or to which it or any of its assets or properties are bound if such Contract obligates the Company to pay more than $25,000 in remaining payment obligations; and (iv) the license of any patent, copyright, trademark, trade secret, or other proprietary right to or from the Company. Each Contract listed on Schedule 6.12(a) represents a valid, binding and enforceable agreement of the Company, and, to the knowledge of the Company, the other party or parties thereto, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

              (b) True, complete and correct copies of all written Contracts listed in Schedule 6.12(a) have been made available to the Investors and true, complete and correct descriptions of all oral Contracts have been provided therein. Each such Contract is enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity) and is in full force and effect. The Company is not, nor to its knowledge, is any other party to any of such Contracts (with or without the lapse of time or the giving of notice, or both), in material violation thereof or in material default thereunder.

         6.13 Absence of Undisclosed Liabilities. Except for the Liabilities set forth on the Financial Statements the Company does not have any Liabilities of any kind whatsoever, either accrued, absolute, contingent, determined or determinable or otherwise, or any existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability (including documentary or standby letters of credit, bid or performance bonds or customer or third party guarantees). To the Company's knowledge, there are no asserted claims for indemnification by any Person against the Company under any Law or agreement or pursuant to the Organizational Documents of the Company, and the Company has no knowledge of any facts or circumstances that could reasonably be expected to give rise to the assertion of such a claim against the Company thereunder.

         6.14 Absence of Certain Changes or Events. Since June 30, 1999, the Company has conducted its business in the ordinary and regular course consistent with past practices, and there has not been:

              (a) any material adverse effect;

              (b) any material damage, destruction or casualty loss to any material asset or property of the Company that is not covered by insurance that will promptly be paid to the Company;

              (c) any entry into of any employment agreement, deferred compensation or other similar agreement or any arrangement with any of its officers or employees; any increase in the rate or terms of the compensation payable or to become payable to employees of the Company, except increases occurring in accordance with customary practices or in accordance with employment agreements, or any modification in employee benefits, or any borrowing of money from the Company by any employee of the Company (other than routine travel and similar advances);

              (d) any sale, assignment, lease, transfer or other disposition, or the execution of any agreement for the sale, assignment, lease, transfer or other disposition, of any material assets of the Company;

              (e) any change by the Company in accounting or bookkeeping methods, principles or practices, except as required by GAAP;

              (f) any borrowing of money, including any increase or extension of purchase money credit of the Company or any increase in the Liabilities of the Company from those reflected in the Financial Statements;

              (g) any transaction with any officer, director or shareholder (including any of their respective family members) of the Company or any of their respective Affiliates, other than payments of salary and employee benefits in the ordinary course;

              (h) any declaration or payment of any dividend or other distribution on or with respect to, or any redemption or purchase or other acquisition of, the capital stock of the Company; or

              (i) any change in any material Tax election or any other action with respect to Taxes that is inconsistent with past practices.

         6.15 Certain Fees. The Company has not entered into, nor will it enter into, during the term of this Agreement, any agreement, arrangement or understanding with any Person that will result in the obligation of the Investors to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         6.16 Books and Records. The minute books and other similar records of the Company contain a true, complete and correct record, in all respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders and the boards of directors of the Company. The stock book and the share certificate ledgers and other similar records of the Company as made available to the Investors (or any of their representatives) accurately reflect all record transfers and any rights or Contracts related to or involving any shares of capital stock of the Company. The Company does not have any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

         6.17 Investments in Other Persons. Except as disclosed in the Contracts listed on Schedule 6.12(a), the Company has not made any investment in, or loan or advance (other than trade credit advanced in the ordinary course of business and consistent with past practices) to, any Person which is outstanding on the date of this Agreement, nor is the Company obligated or committed to make any such loan or advance. Each such investment constitutes a duly authorized and valid investment by the Company pursuant to any written or oral Contract.

        6.18 Related-Party Transactions and Certain Actions. Except as set forth on Schedule 6.18, no employee, officer, consultant, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or guarantee credit) to any of them, other than (i) for payment of salary for services rendered; (ii) reimbursement for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits made generally available to all employees. Other than as set forth on Schedule 6.18, to the knowledge of the Company, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers, or directors of the Company may own stock in publicly traded companies that may compete with the Company. Other than as set forth on
Schedule 6.18, no officer, director, consultant or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's related ownership of capital stock or other securities of the Company and employment agreements entered into in the ordinary course). The Company has not (A) declared or paid any dividends or authorized or made any distributions upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for money borrowed or any other liabilities individually or in excess of $10,000, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights having a value in excess of $10,000, other than the sale of its inventory in the ordinary course of business.

        6.19 Patents and Trademarks. The Company owns or possesses, or will acquire prior to use, sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted (including without limitation its corporate names) and as proposed to be conducted to the knowledge of the Company without any conflict with, or infringement of the rights of, others. Except as set forth on Schedule 6.19, the Company has no patents or pending patent applications. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 6.20 below, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. To the knowledge of the Company, the Company has not violated or, by conducting its business as proposed, would not violate, any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or any other proprietary rights or processes of any person or entity. To the knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or any other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. To the knowledge of the Company, it is not, nor will it be, necessary for the Company to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

        6.20 Proprietary Information and Inventions Agreements. Other than as set forth on Schedule 6.20, each current employee, officer and consultant of the Company has executed a nondisclosure agreement substantially in the form or forms which has or have been delivered to the Investors.

         6.21 Disclosure. No representation or warranty made by the Company in this Agreement or any Schedule hereto, or any certificate furnished or to be furnished by it in connection with this Agreement, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VII
                                INDEMNIFICATION

         7.1 Indemnification. The Company shall indemnify the Investors against and agrees to hold the Investors harmless from any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Damages") actually incurred or suffered by the Investors on or after the date hereof arising out of any misrepresentation, inaccuracy or breach of any representation, warranty or covenant by the Company contained in this Agreement (or in any certificate, document, list, schedule, Investment Document, or exhibit expressly required by the terms of this Agreement to be delivered to the Investors by the Company hereunder). The maximum aggregate liability of the Company under this Article VII shall be the aggregate amount of the consideration paid or contributed by the Investors for the Company Shares. If the Investors shall seek indemnification pursuant to this Article VII, the Investors shall give prompt notice to the Company of the assertion of any claim, or the commencement of any action, suit or proceeding by a third party, in each case in respect of which indemnity may be sought hereunder, but no failure to give such notice shall relieve the Company of any liability hereunder. The Company may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party with counsel reasonably acceptable to the Investors, and after notice from the Company of its election to assume the defense thereof, the Company shall not be liable to the Investors for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof. The Investors will have the right to employ their counsel in any such action, but the fees and expenses of such counsel will be at the expense of such Investors unless
(1) the employment of counsel by the Investors has been authorized in writing by the Company, (2) the Investors have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the Investors) or (3) the Company has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of only one counsel will be at the expense of the Company, and the Company shall reimburse or pay such fees and expenses as they are incurred. Whether or not the Company chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Company shall not be liable under this
Article VII for any settlement effected without its consent of any claim, litigation or proceeding by a third party in respect of which indemnity may be sought hereunder (which consent shall not be unreasonably withheld), unless the Company refuses to acknowledge liability for indemnification under this Article VII and/or declines to defend any of the Investors in such claim, litigation or proceeding.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, such provision shall be amended by the Parties only to the extent necessary to be enforceable consistent with the Parties' intent, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to any Party of the remaining provisions of this Agreement.

         8.2 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement until the second anniversary of the date hereof, regardless of any investigation made by any Investor or on its behalf, provided, however, that the representations contained in the last sentence of Section 6.2 and the third sentence of Section
6.3 shall survive indefinitely.

         8.3 Entire Agreement; Amendments. This Agreement (including the schedules and exhibits hereto) and the other documents and instruments referred to herein contain the entire understanding of the Parties with respect to the matters covered hereby and supersede all other prior agreements (including the Agreement in Principle for Restructuring in connection with Acquisition of E2Enet, dated as of February 28, 2000, between USXX and Buyline) and understandings, both written and oral, among the Parties, with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by the Parties.

         8.4 Notices. Any notices or communications required or permitted hereunder shall be in writing and addressed as follows:


                           If to Northwood, to:

                           Northwood Ventures LLC
                           485 Underhill Boulevard, Suite 205
                           Syosset, NY 11791
                           Telephone: (516) 364-5544
                           Facsimile: (516) 364-0879

                           If to Ledecky, to:

                           Mr. Jonathan J. Ledecky
                           1400 34th Street, N.W.
                           Washington, D.C. 20007
                           Telephone: (202) 965-2020
                           Facsimile: (202) 342-9090

                           If to E2E, to:

                           E2Enet, Inc.
                           c/o U.S. Viewing Corporation
                           2001 Pennsylvania Avenue, NW
                           Suite 675
                           Washington, DC 20006
                           Attn: Gregory C. Earls
                           Telephone: (202) 466-3100
                           Facsimile: (202) 466-4557

                           In the case of each Investor, with a copy to:

                           Fleischman and Walsh L.L.P.
                           1400 Sixteenth Street, N.W.
                           Washington, DC 20036
                           Attn: Stephen A. Bouchard
                           Telephone: (202) 939-7911
                           Facsimile: (202) 265-5706

                           If to the Company, to:

                           Buyline.net, Incorporated
                           c/o U.S. Viewing Corporation
                           2001 Pennsylvania Avenue, NW
                           Suite 675
                           Washington, DC 20006
                           Attn:  Gregory C. Earls
                           Telephone: (202) 466-3100
                           Facsimile: (202) 466-4557
                           with a copy to:

                           Fleischman and Walsh, L.L.P.
                           1400 Sixteenth Street, N.W.
                           Washington, D.C. 20036
                           Attn: Stephen Bouchard, Esq.
                           Telephone No.: (202) 939-7911
                           Facsimile No.: (202) 265-5706

         Any Party may, on fifteen (15) days' notice given in accordance with this Section 8.4 to the other Parties, designate another address or Person for receipt of notices hereunder. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) in the case of a facsimile transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission; (b) in the case of delivery by a standard overnight courier, upon the date of delivery indicated in the records of such courier; (c) in the case of delivery by hand, when delivered by hand; or (d) in the case of delivery by first class (registered or certified) mail, upon the expiration of three (3) Business Days after the day when mailed (postage prepaid, return receipt requested), addressed to the respective Parties at the above address (or such other address for a party as shall be specified by like notice).

         8.5 Waivers. No waiver by any Party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         8.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         8.7 Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the Parties and their executors, administrators, heirs, successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto, provided that any Investor may assign its rights and obligations hereunder to one or more Affiliates without the prior written consent of any Party.

         8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         8.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

         8.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

         8.11    Dispute Resolution.

              (a) All disputes, controversies, and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled by binding arbitration, as provided in this Section, by a single arbitrator under the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "AAA"). The arbitration proceedings shall be conducted and any arbitral award shall be made in Washington, DC.

              (b) The Parties agree: (i) to be bound by any arbitral award or Order resulting from any arbitration conducted thereunder and that any such award or Order shall be a reasoned award, shall be in writing, shall specify the factual and legal basis for the award, and shall be final and binding; (ii) not to commence, procure, participate in, or otherwise be involved as a party in any claim, Action or Proceeding that might result in any Order concerning a dispute (except for initiating Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and except for applications, claims, Actions or Proceedings by the Parties, seeking interim interlocutory or other provisional relief in any court having jurisdiction, but only on the ground that the award to which the applicant may be entitled may be rendered ineffectual without such provisional relief); and (iii) that judgment on any arbitral award or Order resulting from an arbitration conducted under this Section may be entered in any court of competent jurisdiction having jurisdiction thereof or having jurisdiction over any Party or any of their assets.

              (c) Each of the Parties hereby irrevocably waives and excludes all rights of appeal, challenge, or recourse to any court from any arbitral award or Order resulting from any arbitration conducted under this Section (except for initiating Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and except for Actions or Proceedings seeking interim, interlocutory or other provisional relief in any court having jurisdiction, but only on the ground that the award to which the applicant may be entitled may be rendered ineffectual without such provisional relief). Each of the Parties to this Agreement hereby consents to the non-exclusive jurisdiction of any court of competent jurisdiction in Washington, DC for all Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and waives any defense or opposition to such jurisdiction.

              (d) The arbitrator, in its discretion, may consolidate two or more arbitrations or claims between any of the Parties arising pursuant to this Agreement or any other agreement among the parties into one arbitration, or terminate any such consolidation and/or establish other arbitration proceedings for different claims that may arise in any one arbitration. Notwithstanding the foregoing, the arbitrator shall consolidate arbitrations and/or claims if he determines that it would be more efficient to consolidate such arbitrations and/or claims than to continue them separately and (i) there are matters of fact or law that are common to the arbitrations and/or claims to be consolidated, (ii) there are related payment and performance obligations considered in the arbitrations and/or claims to be consolidated or (iii) there is a danger of inconsistent awards.

              (e) Each Party shall bear its own expenses in connection with the arbitration provided in this Section, provided that the fees of the arbitrator shall be divided equally between the Parties.

         8.12 Drafting. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement. The Parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any Party against any other.

         8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.14 Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         8.15 Further Assurances. From and after the date of this Agreement, each Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, including, without limitation, any of the foregoing that may be necessary in connection with the transactions contemplated in Section 2.1(e).

         8.16 Disclosure to Other Persons. No Party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other Parties, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the Party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other Parties.

           [THE REMAINDER OF THIS PAGE INTENTIONALLY IS LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         BUYLINE.NET, INCORPORATED


                         By:   /s/ Lawrence Silverman
                             ------------------------------
                             Name: Lawrence Silverman
                             Title: President and CEO




                         E2ENET, INC.


                         By:   /s/ C. Gregory Earls
                             ------------------------------
                             Name: C. Gregory Earls
                             Title: President


                         NORTHWOOD CAPITAL PARTNERS LLC


                         By:   /s/ Henry T. Wilson
                             ------------------------------
                             Name: Henry T. Wilson
                             Title: Managing Director


                             NORTHWOOD VENTURES LLC


                         By:   /s/ Henry T. Wilson
                             ------------------------------
                             Name: Henry T. Wilson
                             Title: Managing Director


                         JONATHAN J. LEDECKY


                         By:
                             ------------------------------
                              Jonathan J. Ledecky